Exhibit 99.1


                                  PRESS RELEASE

                                                                        Contact:
                                                                  Todd A. Gipple
                                                        Executive Vice President
FOR IMMEDIATE RELEASE                                            Chief Financial
Officer
May 8, 2003
(309) 743-7745

                               QCR Holdings, Inc.

      Announces Cash Dividend and Results From Annual Stockholders' Meeting

QCR Holdings, Inc. (NASDAQ / QCRH) announced at yesterday's Annual Stockholders' Meeting that the Board of Directors has declared a cash dividend of $.05 per share payable on July 3, 2003, to stockholders of record on June 16, 2003.

"We are very pleased to announce the Company's second semi-annual cash dividend to stockholders," said Michael A. Bauer, Chairman of the Company and President of Quad City Bank & Trust. He added, "While we anticipate an ongoing need to retain much of the Company's operating income to help provide the capital for continued growth, we believe that operating results have reached a level where we can sustain dividends to our stockholders as well."

In other events at the Company's Annual Meeting, the stockholders' re-elected Michael A. Bauer, James J. Brownson, and Henry Royer to serve as Class I directors for three year terms.

In addition, Chairman Bauer, President of the Company, Douglas M. Hultquist, along with Larry J. Helling, President of Cedar Rapids Bank and Trust Company, reviewed historical financial information for the Company and both subsidiary banks.

President Hultquist added in his remarks, "As we recently disclosed in our earnings release for the quarter ended March 31, 2003, residential real estate volumes continue to be very strong in 2003. With recent further declines in mortgage rates, we anticipate continued strong results in our residential real estate area in the current quarter."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in merchant credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

Special Note Concerning Forward-Looking Statements. This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate,"
"may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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